UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 23, 2012
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Nexstar Broadcasting, Inc. ("Nexstar Broadcasting"), a wholly-owned indirect subsidiary of Nexstar Broadcasting Group, Inc., has entered into a definitive agreement to sell the net assets of KBTV, its FOX and Bounce TV affiliate in Beaumont-Port Arthur, TX, to Deerfield Media (Port Arthur), Inc. for $14.0 million, subject to certain prorated working capital adjustments, as defined in the agreement. The accounting for the transaction has not yet been determined, but Nexstar Broadcasting anticipates the recognition of a gain on the sale. Completion of the sale is subject to approval by regulatory authorities and other customary conditions, and Nexstar Broadcasting expects the sale to close prior to the end of 2012. Proceeds of the sale will be used to repay debt obligations and for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEXSTAR BROADCASTING GROUP, INC.

Date: August 23, 2012	By: Name: Title:	/s/ Thomas E. Carter Thomas E. Carter Chief Financial Officer (Principal Financial Officer